EXHIBIT 10.52
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                             NOTE PURCHASE AGREEMENT
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         This NOTE PURCHASE AGREEMENT (as amended, modified or otherwise supplemented from time to time, this "Purchase Agreement"), dated as of January 8, 2004, is entered into by and between Tanabe Holding America, Inc. ("Purchaser") and VIVUS, Inc. ("Company").

         NOW THEREFORE, in consideration of the covenants, conditions and agreements set forth herein, the parties agree as follows:
ARTICLE 1
                                   DEFINITIONS

         1.1 "Advance" shall have the meaning given in Section 2.1 of the Purchase Agreement.

         1.2 "Business Day" shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California.

         1.3 "Carcinogenicity Studies" shall mean animal studies designed to evaluate the carcinogenic effects, if any, of long-term exposure to Compound..

         1.4 "Closing Prices Per Share" shall mean, with respect to the Common Stock, for any day, (i) the last reported bid price regular way on the Nasdaq National Market or, (ii) if the Common Stock is not quoted on the Nasdaq National Market, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         1.5 "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

         1.6 "Compound" shall have the meaning given in the License Agreement.

         1.7 "Compound-Related Intellectual Property" shall mean collectively the Bulk Drug Tablets, Bulk Drug Substance, Compound, Development Plan, Development Work, Drug Approval Applications, IND, Information, Product, Trademarks, Vivus Know-How (as such terms are each defined in the License Agreement), and license rights granted to Company pursuant to Section 2.1 of the License Agreement.
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         1.8 "Default" shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

         1.9 "Environmental Action" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (i) from any assets, properties or businesses of Company or any of its Subsidiary(-ries) or any predecessor in interest, (ii) from properties or businesses adjoining any properties or businesses of Company or any of its Subsidiary(-ries) or any predecessor in interest or (iii) from or onto any facilities which received Hazardous Materials generated by Company or any of its Subsidiary(-ries) or any predecessor in interest.

         1.10 "Environmental Law" shall mean any present or future statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any governmental authority imposing liability or establishing standards of conduct for protection of the environment as the same may be amended or supplemented from time to time.

         1.11 "Environmental Liabilities" shall mean all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of (i) any claim or demand by any governmental authority or any third party which relates to any environmental condition or a release of Hazardous Materials or (ii) any breach by Company or any of its Subsidiary(-ries) of any Environmental Law.

         1.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations and published interpretations thereof.

         1.13 "Event of Default" shall have the meaning given to that term in
Section 5.1.

         1.14 "Facility Amount" shall mean an amount equal to $8,500,000.

         1.15 "GAAP" shall mean generally accepted accounting principles and practices as promulgated by the Financial Accounting Standards Board and as in effect in the United States of America from time to time, consistently applied. Unless otherwise indicated in this Purchase Agreement, all accounting terms used in this Purchase Agreement shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

         1.16 "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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         1.17 "Hazardous Materials" shall mean (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         1.18 "Indebtedness" of any Person shall mean and include the aggregate amount of, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (d) all obligations under capital leases of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all guaranties of such Person of the obligations of another Person;
(g) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or purchaser under such agreement upon an event of default are limited to repossession or sale of such property), (h) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, (i) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

         1.19 "License Agreement" shall mean that certain agreement dated December 28, 2000 between Tanabe Seiyaku Co., Ltd., a Japanese corporation having its principal office at 2-10 Dosho-machi 3-chome, Chuo-ku, Osaka, Japan and VIVUS, Inc., a corporation having its principal office at 1172 Castro Street, Mountain View, CA 94040, USA, as the same may be amended from time to time.

         1.20 "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         1.21 "Maturity Date" shall, with respect to a given Note, mean the fourth (4th) anniversary of the date on which the Advance with respect to such Note was made.

         1.22 "Nitrate Interaction Studies" shall mean clinical studies designed to evaluate the hemo-dynamic response to nitrates in subjects receiving Compound.

         1.23 "Note" shall have the meaning given in Section 2.1.

         1.24 "Obligations" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Purchaser of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or

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pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         1.25 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         1.26 "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

         1.27 "Phase II Clinical Studies" shall have the meaning given in the License Agreement.

         1.28 "Plan" shall mean any pension plan that is covered by Title IV of ERISA and in respect of which Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         1.29 "Prohibited Transaction" shall mean any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

         1.30 "Purchase Agreement" shall have the meaning set forth in the opening paragraph of this document.

         1.31 "Purchase Date" shall mean a date upon which an Advance is consummated.

         1.32 "Reportable Event" shall mean any of the events set forth in
Section 4043 of ERISA.

         1.33 "Securities Act" shall mean the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

         1.34 "Security Agreement" shall have the meaning given in Section
2.8(a).

         1.35 "Senior Debt" shall mean the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date hereof or thereafter created, incurred or assumed: (a) all obligations of the Company for money borrowed from a bank or other institutional lender, (b) obligations incurred in connection with the acquisition of any businesses, properties or assets, (c) obligations of the Company (i) as lessee under leases

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required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (ii) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, and (d) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (c) of this paragraph; provided, however, that Senior Debt shall not include any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to the Notes

         1.36 "Steering Committee" shall have the meaning given in the License Agreement.

         1.37 "Study" shall have the meaning given in Section 2.7.

         1.38 "Subsidiary(-ries)" shall mean (a) any corporation(s) of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership(s), joint venture(s), or other association(s) of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, (c) any other entity(-ties) included in the financial statements of the Company on a consolidated basis.

         1.39 "Termination Date" shall mean the fourth anniversary of the date of this Purchase Agreement.

         1.40 "Trading Day" shall mean (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         1.41 "Transaction Documents" shall mean and include this Purchase Agreement, the Security Agreement, the Notes and any other documents, instruments and agreements delivered to Purchaser in connection with this Purchase Agreement.

                                    ARTICLE 2
                                    ADVANCES

         2.1 Terms of Advances. Subject to the terms and conditions of this Purchase Agreement, Purchaser agrees to advance to Company from time to time and until the Termination Date, such sums as Company may request (the "Advances")

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but which shall not exceed, in the aggregate principal amount at any one time outstanding, the Facility Amount. The obligation of Company to repay the Advances and to pay interest thereon at the rates specified herein shall be evidenced by secured promissory notes in the form attached hereto as Exhibit A (each a "Note" and collectively, the "Notes"). Advances shall be made in lawful currency of the United States of America and shall be made in same day or immediately available funds. Once repaid, Advances may not be reborrowed.

         2.2 Mechanics of the Purchase and Sale of Notes. Notes shall be issued by Company and purchased by Purchaser upon request by Company of an Advance pursuant to a notice of borrowing in the form of Schedule I hereto (a "Notice of Borrowing") and satisfaction of the conditions precedent set forth in Article 4. Each Notice of Borrowing together with any documentation required by Section 4.6 shall be delivered not less than ten (10) Business Days prior to the Purchase Date specified in the Notice of Borrowing in the manner specified in Section
7.1. Subject to Article 4, upon receipt of a Notice of Borrowing, Purchaser shall purchase, and Company shall sell, on the specified Purchase Date a Note in a principal amount equal to the Advance. There shall not occur in any one of Company's fiscal quarters more than one Advance. Upon receipt of the purchase price in immediately available funds from Purchaser, Company shall promptly issue a Note in the amount of such purchase price to Purchaser dated the date of receipt of such funds; provided, however, that Purchaser's rights under such Note shall be deemed to exist from the date of receipt of the purchase price by Company in immediately available funds whether or not such Note has physically been issued.

         2.3 Payment upon Maturity. If not paid earlier, the outstanding principal balance of each Advance, together with all accrued but unpaid interest thereon, shall be due and payable to the Purchaser on the Maturity Date with respect to such Advance as defined in the applicable Note.

         2.4 Interest Payments. Interest on the outstanding principal balance under each Advance shall accrue at a rate per annum equal to two percent (2%) and shall be paid on the fifteenth day of each December of each year while such Advance is outstanding. All computations of such interest shall be based on a year of 365 days and actual days elapsed for each day on which any principal balance is outstanding under the terms of the applicable Note.

         2.5 Other Payment Terms.

             (a) PAYMENT IN CASH. Company shall make payments in whole or in part due to Purchaser hereunder in lawful money of the United States and in same day or immediately available funds unless Company elects to make payments pursuant to Section 2.5(b).

             (b) PAYMENTS IN COMMON STOCK. At Company's option, Company may make payments in whole or in part due to Purchaser hereunder in Common Stock provided the following conditions are met: (i) the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to the average of the Closing Prices Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the date of payment and the fair market value of a share of Common Stock determined in accordance herewith shall not equal less than Five Dollars ($5);
(ii) the shares of Common Stock to be issued and/or delivered to Purchaser as

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payment hereunder shall, immediately after delivery to Purchaser, be freely transferable to any third parties by Purchaser without being subject to any transfer restrictions under the Securities Act and any other federal and state securities laws; (iii) such Common Stock is, or shall have been, approved for quotation on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the date of issuance of Common Stock as payment hereunder; (iv) all shares of Common Stock which may be issued as payment hereunder will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights; and (v) the fair market value of one share of stock determined in accordance with clause (i) of this paragraph multiplied by the number of oustanding fully-diluted shares of the Company shall not total less than Thirty Million Dollars ($30,000,000).

             (c) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

             (d) DEFAULT RATE. From and after the occurrence of an Event of Default and during the continuance thereof, Company shall pay interest on all Obligations not paid when due, from the date due thereof until such amounts are paid in full at a per annum rate equal to the lower of three (3) percentage points in excess of the rate otherwise applicable to Advances or the highest lawful rate of interest under applicable law. All computations of such interest shall be based on a year of 365 days and actual days elapsed.

         2.6 Prepayments.

             (a) TERMS OF ALL PREPAYMENTS. Upon the prepayment of any Note (whether such prepayment is a mandatory prepayment or an optional prepayment), Company shall pay to Purchaser all accrued interest to the date of such prepayment on the amount prepaid.

             (b) MANDATORY PREPAYPAYMENT. Company shall prepay in accordance with Section 2.5 all Obligations within ten (10) Business Days of the receipt by Company of a lump-sum payment in immediately available funds equal to or greater than (**)Dollars ($**) from any third-party sublicensor in connection with the execution of a third-party sublicense agreement contemplated by Section 2.3 of the License Agreement.

             (c) OPTIONAL PREPAYMENTS. At its option, Company may, upon three
(3) Business Days' notice to Purchaser, prepay the Advances in whole, or in part in an amount of at least One Hundred Thousand Dollars, $100,000, or any lesser amount equal to the entire remaining outstanding principal balance.

             (d) REGULATORY CHANGE. If, after the date hereof, the introduction and effectiveness of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, shall make it unlawful for Purchaser to maintain the Advance, Purchaser shall forthwith give notice thereof to Company, whereupon Company shall promptly prepay such Advance.

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             (e) APPLICATION OF PREPAYMENTS. All prepayments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Purchase Agreement or the other Transaction Documents, second to accrued interest then due and payable under the applicable Notes and finally to reduce the outstanding principal amount of the applicable Notes.

         2.7 Proceeds of the Advances. Company shall use the proceeds of the Advances solely for the conduct of (i) Phase II Clinical Studies, (ii) Carcinogenicity Studies, (iii) Nitrate Interaction Studies, and (iv) other studies relating to the development of the Compound, (each of (i) through (iv), a "Study"), such Studies to be performed in each case in accordance with the License Agreement.

         2.8 Security; Further Assurances; Designation of Tanabe Study.

             (a) SECURITY. The Obligations shall be secured by a Security Agreement in the form attached hereto as Exhibit B (the "Security Agreement").

             (b) FURTHER ASSURANCES. Company shall deliver to Purchaser the Security Agreement and such other instruments, agreements, certificates, and documents as Purchaser may reasonably request to create, perfect, evidence and maintain (i) a security interest of Purchaser in certain assets of Company as further set forth in the Security Agreement and (ii) the rights of Purchaser under this Purchase Agreement and the other Transaction Documents. Company shall fully cooperate with Purchaser and perform all additional acts reasonably requested by Purchaser to effect the purposes of the foregoing and the rights granted to Purchaser hereunder, including providing Purchaser with updates on Company's sublicensing activities under the License Agreement.

             (c) DESIGNATION OF TANABE STUDY. Company shall designate at least one Study to be conducted by an affiliate of Purchaser to be established for such purposes, the nature of such Study to be determined by Company in its sole discretion.

         2.9 Term. This Agreement and all of the parties' rights and obligations hereunder shall terminate upon payment in full of all outstanding Obligations.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         To induce Purchaser to enter into this Purchase Agreement and to make Advances hereunder, Company represents and warrants to Purchaser as follows:

         3.1 Due Incorporation, Qualification, etc. Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

         3.2 Authority. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions contemplated thereby (i) are within the power of Company and (ii) have been duly authorized by all necessary actions on the part of Company.

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         3.3 Enforceability. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         3.4 Financial Statements. The financial statement of the Company dated as of September 30, 2003, a copy of which has been submitted to the Purchaser, fairly represents the financial position of the Company as of said date, and since the date of the most recent public filing of the financial statements of the Company there has been no development or event which has had a material adverse effect on the business, operations, property, condition or prospects of Company.

         3.5 No Proceedings. There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body or other agency now pending or, to the knowledge of the Company, threatened against or affecting the Company or any property or rights of the Company which would likely result in a material adverse effect on the business, operations, property, condition or prospects of Company. The Company is not in default under or in violation of any applicable writ, order, injunction or decree of any court, governmental department, board, agency or instrumentality which by itself or aggregated with any other such default or violation would result in a material adverse effect on the business, operations, property, condition or prospects of Company.

         3.6 Tax Returns. The Company has filed all material tax returns required to be filed by it and has paid all material taxes and other governmental charges due pursuant to such returns or pursuant to any assessment received by the Company except where the Company may be contesting in good faith such taxes or governmental charges. The charges, accruals and reserves on the books of the Company in respect to any taxes or other governmental charges are adequate in the aggregate to provide for the liabilities in respect thereof.

         3.7 Compliance with Laws. It has complied in all material respects with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its businesses and the ownership of its properties.

         3.8 Environmental Matters. Except to the extent not reasonably expected to result in a Material Adverse Effect or a Default or an Event of Default, (i) none of the operations of the Company or any of its Subsidiary(-ries) violates, in any material respect, any Environmental Law, (ii) no Environmental Action has been asserted against the Company or any of its Subsidiary(-ries) in writing nor does the Company have any knowledge of any threatened or pending Environmental Action against the Company, any of its Subsidiary(-ries) or any predecessor in interest, (iii) neither the Company nor any of its Subsidiary(-ries) has incurred any Environmental Liabilities and (iv) to the Company's knowledge, neither the Company nor any of its Subsidiary(-ries)s has any material contingent liability in connection with any release of any Hazardous Material into the environment.

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         3.9 ERISA. The Company and each of its Subsidiary(-ries) are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Company and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits, under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Company nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

                                   ARTICLE 4
                          CONDITIONS TO MAKING ADVANCES

         Purchaser's obligation to make the initial Advance and each subsequent Advance is subject to the prior satisfaction or waiver of all the conditions set forth in this Article 4.

         4.1 Principal Transaction Documents. Company shall have duly executed and delivered to Purchaser: (a) the Purchase Agreement, (b) the Security Agreement and (c) such other documents, instruments and agreements as Purchaser may reasonably request.

         4.2 Representations and Warranties Correct. The representations and warranties made by Company in Article 3 hereof shall be true and correct as of the date on which each Advance is made and after giving effect to the making of the Advance. The submission by Company to Purchaser of a request for an Advance shall be deemed to be a certification by the Company that as of the date of borrowing, the representations and warranties made by Company in Article 3 hereof are true and correct.

         4.3 No Event of Default or Default. No Event of Default or Default has occurred or is continuing.

         4.4 Total Outstanding Advances. The total aggregate principal amount of outstanding Advances does not exceed the Facility Amount.

         4.5 Pre-Clinical and Clinical Studies. Company shall have commenced at least one Phase II Clinical Study and two Carcinogenicity Studies by March 31, 2004. There shall not have occurred any material delay in the conduct of the Phase II Clinical Studies, the Carcinogenicity Studies and the Nitrate Interaction Studies that is inconsistent with any schedules approved by the Steering Committee pertaining to such studies.

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         4.6 Use of Proceeds: Evidence of Reimbursement. Purchaser shall have received from Company evidence (including invoices, copies of checks, other appropriate evidence of payments or other documentation) that, with respect to each Advance, the Company is in compliance with Section 2.7 hereof; provided, however, that Purchaser acknowledges and agrees that the sole purpose of this
Section 4.6 is to permit Purchaser to ascertain that the Advances are used to reimburse Company for expenditures identified in Section 2.7 and not to limit or restrict reimbursement for any such expenditures identified in Section 2.7.

                                   ARTICLE 5
                                EVENTS OF DEFAULT

         5.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under the Transaction Documents and each Note:

             (a) FAILURE TO PAY. Company shall fail to pay to Purchaser within 30 days when due and payable the outstanding principal amount or any accrued but unpaid interest on any Note.

             (b) BREACHES OF COVENANTS. Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Purchase Agreement or any other Transaction Document and (i) such failure shall continue for ten (10) Business Days, or (ii) if such failure is not curable within such ten (10) Business Day period, but is reasonably capable of cure within twenty (20) Business Days, either (A) such failure shall continue for twenty (20) Business Days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Purchaser within the initial ten (10) Business Day period; or

             (c) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Company to Purchaser in writing in connection with any of the Transaction Documents, or as an inducement to Purchaser to enter into this Purchase Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

             (d) VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidation or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term is defined in 11 U.S.C. ss.101 (32), as amended from time to time), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

             (e) INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) calendar days of commencement; or

             (f) OTHER DEFAULTS. Company shall fail to make any payment in respect of any Indebtedness in an amount of $(**) or more when due or within any applicable grace period therefor, or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness; or

             (g) JUDGMENTS. A final judgment or order for the payment of money in excess of $(**) shall be rendered against Company and such judgment or order shall continue unsatisfied or unbonded and in effect for a period of thirty (30) days.

         5.2 Rights of Purchaser upon Default.

             (a) ACCELERATION. Upon the occurrence or existence of any Event of Default described in Sections 5.1(d) and 5.1(e), automatically and without notice or, at the option of Purchaser, upon the occurrence of any other Event of Default, all outstanding Obligations payable by Company hereunder shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.

             (b) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Purchase Agreement shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any Governmental Authority, any transaction contemplated thereby or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder.

                                    ARTICLE 6
                                  SUBORDINATION

         6.1 Agreement to Subordinate. Purchaser agrees to enter into any intercreditor or subordination agreements in connection with the issuance by Company of Senior Debt providing (i) that Purchaser's right to receive payment of the Obligations is and shall be subordinated to the prior payment in full of any such Senior Debt, and (ii) any liens granted by Company to Purchaser on assets of Company other than Compound-Related Intellectual Property are and shall be subordinated to any liens granted by Company securing any such Senior Debt (provided that Purchaser's security interest on Compound-Related Intellectual Property shall remain a first priority security interest), in each case on reasonable terms and conditions requested by a provider to Company of such Senior Debt.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Purchaser or Company under this Purchase Agreement or the other Transaction Documents shall be in writing and faxed, mailed, sent by electronic mail or delivered, and (i) if to Company, at its fax number, electronic mail address or address set forth below, or (ii) if to Purchaser, at its fax number, electronic mail address or address set forth below (or to such other fax number, electronic mail address or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by electronic mail, upon confirmation of receipt; provided, however, that any notice delivered to Purchaser under Article 2 shall not be effective until received by Purchaser.

         PURCHASER:        TANABE HOLDING AMERICA, INC.
                           401 Hackensack Avenue, 10th Floor
                           Hackensack, NJ 07601
                           Attention:

         COMPANY:          VIVUS, INC.
                           1172 Castro Street
                           Mountain View, CA 94040
                           Attention:

         7.2 Waivers; Amendments. Any term, covenant, agreement or condition of this Purchase Agreement or any other Transaction Document may be amended or waived if such amendment or waiver is in writing and is signed by Company and Purchaser. No failure or delay by Purchaser in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

         7.3 Successors and Assigns. This Purchase Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of Company, Purchaser and their respective successors and permitted assigns, except that each of Company and Purchaser may not assign or transfer (and any such attempted assignment or transfer shall be void) any of its rights or obligations under any Transaction Document without the prior written consent of the other respective party.

         7.4 Set-off. In addition to any rights and remedies of Purchaser provided by law, Purchaser shall have the right, without prior notice to Company, any such notice being expressly waived by Company to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against any Indebtedness, whether matured or unmatured, of Company to Purchaser (including, without limitation, the Obligations), any amount owing from Purchaser to Company. The aforesaid right of set-off may be exercised by Purchaser against Company or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Company or against anyone else claiming through or against Company or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Purchaser prior to the occurrence of an Event of Default. Purchaser agrees promptly to notify Company after any such set-off and application made by Purchaser, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         7.5 No Third Party Rights. Except with respect to Article 6 of this Purchase Agreement, nothing expressed in or to be implied from this Agreement or any other Transaction Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Transaction Document.

         7.6 Partial Invalidity. If at any time any provision of this Purchase Agreement or any of the Transaction Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Purchase Agreement or such other Transaction Documents, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

         7.7 Governing Law. This Purchase Agreement and each of the other Transaction Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         7.8 Construction. Each of this Purchase Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Purchaser and their respective counsel. Accordingly, this Purchase Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Purchaser.

         7.9 Entire Agreement. This Purchase Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Company and Purchaser with respect to the subject matter hereby and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first set forth above.


                                                COMPANY:

                                                VIVUS, INC.


                                                By: /s/ Leland Wilson
                                                    ----------------------------
                                                Name: Leland Wilson
                                                Title: President & C.E.O.




                                                PURCHASER:

                                                TANABE HOLDING AMERICA, INC.


                                                By: /s/ Norihito Ujino
                                                    ----------------------------
                                                Name: Norihito Ujino
                                                Title: President & CEO

                                   SCHEDULE I

                               NOTICE OF BORROWING

                           _____________________, 200_


TANABE HOLDING AMERICA, INC.

___________________________

___________________________

___________________________

Attn: _____________________


         1. Reference is made to that certain Note Purchase Agreement, dated as of December __, 2003 (the "Purchase Agreement"), between VIVUS, INC. ("Company") and TANABE HOLDING AMERICA, INC. ("Purchaser"). Unless otherwise indicated, all terms defined in the Purchase Agreement have the same respective meanings when used herein.

         2. Pursuant to Section 2.1 of the Purchase Agreement, Company hereby requests an Advance from Purchaser upon the following terms:

             The principal amount of the requested Advance is $_______________;

             The Purchase Date of the requested Advance is _____________, 200_.

         3. Company hereby certifies that, on the date of such Advance and after giving effect to the requested Advance:

             The representations and warranties set forth in Article 3 of the Purchase Agreement will be true and correct as if made on such date, except for those representations and warranties which address matters only as of a particular date (which representations and warranties shall remain true and correct as of such date);

             No Event of Default or Default has occurred and is continuing; and

             The total aggregate principal amount of outstanding Advances does not exceed the Commitment.

         4. Please disburse the purchase price of the Note according to the following wire instructions:

         Bank:
         Address:
         ABA No.
         Acct. No.
         Acct. Name:       VIVUS, Inc.
         Reference:        Tanabe Loan

         IN WITNESS WHEREOF, Company has executed this Notice of Borrowing on the date set forth above.

                                           VIVUS, INC.


                                           By:
                                                -------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------

                                    EXHIBIT A

                                   VIVUS, INC.

                             SECURED PROMISSORY NOTE


$[_______________]                                       [____________], 200_

                                                       Mountain View, California


         FOR VALUE RECEIVED, VIVUS, Inc., a Delaware corporation (the "COMPANY") promises to pay to Tanabe Holding America, Inc. ("PURCHASER"), or its registered assigns, in lawful money of the United States of America the principal sum of [__________] Dollars ($[_________]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 2.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on demand on the earlier of (i) four years from the date of this Note (the "MATURITY DATE"), or
(ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Purchaser or made automatically due and payable in accordance with the terms hereof. This Note is one of the "Notes" issued pursuant to the Note Purchase Agreement (as amended, modified or supplemented, the "PURCHASE AGREEMENT") between Company and Purchaser.

         THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT DATED AS OF JANUARY 8, 2004 AND EXECUTED BY COMPANY FOR THE BENEFIT OF PURCHASER. ADDITIONAL RIGHTS OF PURCHASER ARE SET FORTH IN THE SECURITY AGREEMENT AND PURCHASE AGREEMENT.

         The following is a statement of the rights of Purchaser and the conditions to which this Note is subject, and to which Purchaser, by the acceptance of this Note, agrees:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

         2. INTEREST. Accrued interest on this Note shall be payable on an annual basis on the fifteenth day of December of each year while this Note is outstanding.

         3. PREPAYMENT. The prepayment of this Note is governed by Section 2.6 of the Purchase Agreement.

         4. RIGHTS OF PURCHASER UPON DEFAULT. The rights of the Purchaser upon an Event of Default are as set forth in Section 5.2 of the Purchase Agreement and Section 6 of the Security Agreement.

         5. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Section 7 below, the rights and obligations of the Company and Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         6. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Purchaser.

         7. TRANSFER OF THIS NOTE. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Purchaser without the prior written consent of the other respective party.

         8. NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth and in the manner set forth in the Purchase Agreement.

         9. PAYMENT. Payment shall be made in accordance with Section 2 of the Purchase Agreement, including but not limited to Section 2.5 of the Purchase Agreement.

         10. WAIVERS. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         11. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.


                            [SIGNATURE PAGE FOLLOWS]

         The Company has caused this Note to be issued as of the date first written above.


                              VIVUS, INC.
                              a Delaware corporation


                              By:
                                 ----------------------------------

                              Name:
                                   --------------------------------

                              Title:
                                    -------------------------------

                                    EXHIBIT B

                               SECURITY AGREEMENT


         This Security Agreement (as amended, modified or otherwise supplemented from time to time, this "SECURITY AGREEMENT"), dated as of January 8, 2004, is executed by VIVUS, Inc., a Delaware corporation ("Company"), in favor of Tanabe Holding America, Inc. ("SECURED PARTY").

                                    RECITALS

         A. Company and Secured Party have entered into a Note Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which the Company has issued or will issue promissory notes (as amended, modified or otherwise supplemented from time to time, (each a "NOTE" and collectively, the "NOTES").

         B. In order to induce Secured Party to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant to Secured Party, the security interest in the Collateral described below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

         1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

                  "COLLATERAL" has the meaning given to that term in Section 2 hereof.

                  "LIEN" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

                  "PERMITTED LIENS" means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and mechanic's Liens, carrier's Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, letters of credit, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Secured Party; (e) Liens upon any equipment acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (g) Liens which constitute rights of setoff of a customary nature or banker's liens, whether arising by law or by contract; (h) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (i) leases or subleases and licenses or sublicenses granted in the ordinary course of Company's business;
(j) Liens securing Senior Debt; (k) Liens on properties in respect of judgments or awards not constituting an Event of Default under the Purchase Agreement; (l) Liens incurred in connection with the securing of interest payments on an issuance of debt securities and customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement; and (m) Liens to secure the performance of hedging, swap or similar transactions.

                  "UCC" means the Uniform Commercial Code as in effect in the State of California from time to time.

         All capitalized terms not otherwise defined herein shall have the respective meanings given in the Purchase Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

         2. GRANT OF SECURITY INTEREST. As security for the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired, including, without limitation, the Compound-Related Intellectual Property (collectively, the "COLLATERAL"). Subject to Permitted Liens, the security interest granted hereunder on the Compound-Related Intellectual Property shall constitute a first priority security interest. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include (a) any equipment or other property financed by a third party, provided that such third party's Liens are Liens of the type described in subsection (e) of the definition of Permitted Liens, and (b)
account number          located at           San Francisco, California, USA, and
the contents therein relating to the Company's facility under lease in Lakewood, New Jersey.

         3. GENERAL REPRESENTATIONS AND WARRANTIES. Company represents and warrants to Secured Party that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at address of the Company set forth in Section 7 of this Security Agreement.

         4. COVENANTS RELATING TO COLLATERAL. Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days' written notice to Secured Party, (i) not to change Company's name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company's records relating to accounts receivable and payment intangibles are kept, and (ii) not to change Company's state of incorporation;
(e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Secured Party all originals of Collateral consisting of instruments, and (f) the security interest granted hereunder on the Compound-Related Intellectual Property shall constitute a first priority security interest, subject to Permitted Liens.

         5. AUTHORIZED ACTION BY SECURED PARTY. Company hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party 's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

         6. DEFAULT AND REMEDIES.

              (a) Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Purchase Agreement).

              (b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate. Company hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party 's rights hereunder, Company hereby grants to Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

              (c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

                   (i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Secured Party;

                   (ii) Second, to the payment to Secured Party of the amount then owing or unpaid to Secured Party (to be applied first to accrued interest and second to outstanding principal);

                   (iii) Third, to the payment of other amounts then payable to Secured Party under any of the Transaction Documents; and

                   (iv) Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

         7. MISCELLANEOUS.

              (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Secured Party or Company under this Security Agreement or the other Transaction Documents shall be in writing and telecopied, mailed, sent by electronic mail or delivered, and (i) if to Company, at its telecopier number, electronic mail address or address set forth below, or (ii) if to Secured Party, at its telecopier number, electronic mail address or address set forth below (or to such other telecopier number, electronic mail address or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied or sent by electronic mail, upon confirmation of receipt.


         SECURED PARTY:             TANABE HOLDING AMERICA, INC.
                                    401 Hackensack Avenue, 10th Floor
                                    Hackensack, NJ 07601
                                    Attention:


         COMPANY:                   VIVUS, INC.
                                    1172 Castro Street
                                    Mountain View, CA 94040
                                    Attention:


              (b) Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Secured Party hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination. If Secured Party shall have proceeded to enforce any right under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless ordered otherwise by a court of competent jurisdiction), Secured Party shall be restored to its former position and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement.

              (c) Nonwaiver. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

              (d) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

              (e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Company and their respective successors and assigns; provided, however, that each of Company and Purchaser may not sell, assign or delegate rights and obligations hereunder without the prior written consent of the other respective party.

              (f) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

              (g) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

              (h) Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Secured Party.

              (i) Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

              (j) Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

              (k) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

              (l) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.



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                                        7

         IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.



                                           VIVUS, INC.


                                           By:
                                               ----------------------------
                                           Name:
                                                 --------------------------
                                           Title:
                                                  -------------------------

AGREED:

Tanabe holding america, inc.,
as Secured Party


By:
    ----------------------------
Name:
Title:

                                  ATTACHMENT 1
                              TO SECURITY AGREEMENT

         All right, title, interest, claims and demands of Company in and to the following property:

              (i) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

              (ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Company's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Company's books relating to any of the foregoing;

              (iii) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

              (iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Company (subject, in each case, to the contractual rights of third parties to require funds received by Company to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Company and Company's books relating to any of the foregoing;

              (v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Company's books relating to the foregoing; and

              (vi) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

         Notwithstanding the foregoing, the term "Collateral" shall not include
(a) any equipment or other property financed by a third party, provided that such third party's liens are upon any equipment acquired or held by Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance
proceeds) thereof or thereto, and (b) account number         located at
San Francisco, California, and the contents therein relating to the Company's facility under lease in Lakewood, New Jersey.